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                                                                     EXHIBIT 5.1

                                 June 28, 1999

Board of Directors
Crestline Capital Corporation
6600 Rockledge Drive
Bethesda, Maryland  20817

Ladies and Gentlemen:

     Re:  Registration Statement on Form S-1; 1,400,002 shares of
          Common Stock
          -------------

     We have acted as counsel to Crestline Capital Corporation, a Maryland corporation (the "Company") in connection with the registration of 1,400,002 shares of the Company's common stock, par value $.01 per share (the "Shares") under the Securities Act of 1933, as amended, by the Company on Form S-1, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R.
(S)229.601(b)(5) in connection with the Registration Statement.

     In connection with the opinion hereinafter given, we have examined executed originals, or copies thereof certified to our satisfaction, of certificates and other statements of public officials, or officers and representatives of the Company and other persons, and such agreements, instruments and documents as we have deemed necessary as a basis for the opinion hereinafter expressed.

     In our examination, we have assumed the genuineness of all signatures (other than as to the Company), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic or reproduced copies and the authenticity of the originals of such copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     This opinion letter is based as to matters of law solely on applicable provisions of Maryland law. We express no opinion as to any other laws, statutes, ordinances, rules or regulations or as to compliance with the securities (or "blue sky") laws.

     Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares have been validly issued, fully paid and nonassessable.

     This opinion letter is prepared solely for your use in connection with the filing of the Registration Statement on the date of the opinion letter and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.
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Board of Directors
June 28, 1999
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     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                    Very truly yours,

                                    CRESTLINE CAPITAL CORPORATION
                                    LAW DEPARTMENT


                                    By: /s/ Tracy M.J. Colden
                                       -----------------------------------------
                                       Tracy M.J. Colden
                                       Senior Vice President and General Counsel


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